Exhibit 5.1

[Dorsey and Whitney LLP Letterhead]

June 28, 2007

Apogee Enterprises, Inc.

7900 Xerxes Avenue South, Suite 1800

Minneapolis, Minnesota 55431

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of the offer and sale by the Company of up to 250,000 shares of the Company’s common stock, par value $.33 1/3 per share (the “Shares”), issuable pursuant to the Apogee Enterprises, Inc. 401(k) Retirement Plan (the “Plan”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials, including the attached copy of the Internal Revenue Service determination letter that the plan is qualified under Section 401 of the Internal Revenue Code.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Our opinions expressed above are limited to the laws of the State of Minnesota.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Dorsey & Whitney LLP

Dorsey & Whitney LLP

INTERNAL REVENUE SERVICE P. O. BOX 2508 CINCINNATI, OH 45201 Date: AUG 13 2002 APOGEE ENTERPRISES INC C/O TERRY-LYNNE LASTOVICH DORSEY & WHITNEY LLP 50 S SIXTH ST STE 1500 MINNEAPOLIS, MN 55402-0000

DEPARTMENT OF THE TREASURY

Employer Identification Number:

    41-0919654

DLN:

    17007008095022

Person to Contact:

    DEBORAH BRISKE                        ID# 75069

Contact Telephone Number:

    (877) 829-5500

Plan Name:

    APOGEE ENTERPRISES INC TAX RELIEF

    INVESTMENT PLAN

Plan Number: 005

Dear Applicant:

We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in hour permanent records. You must retain this information to preserve your reliance on this letter.

Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan’s operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination letter is applicable for the amendment(s) dated on May 10, 2001.

This determination letter is also applicable for the amendment(s) dated on December 6, 2001.

This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000,

Letter 835 (DO/CG)

APOGEE ENTERPRISES INC

Pub. L. 106-554.

This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

/s/ Paul T. Shultz

Paul T. Shultz

Director,

Employee Plans Rulings & Agreements

Enclosures:

Publication 794